                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

            800 Nicollet Mall
         Minneapolis, Minnesota                               55402
(Address of principal executive offices)                    (Zip Code)

                                  Frank Leslie
                         U.S. Bank National Association
                              60 Livingston Avenue
                               St. Paul, MN 55107
                                 (651) 495-3913

            (Name, address and telephone number of agent for service)

                         General Nutrition Centers, Inc.
                   And the Subsidiary Guarantors listed below
                     (Issuer with respect to the Securities)

          Delaware                                      72-1575168

(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

300 Sixth Avenue                                          15222
Pittsburgh, Pennsylvania

(Address of Principal Executive Offices)                (Zip Code)

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2010
                       (TITLE OF THE INDENTURE SECURITIES)

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                          Primary Standard
                                                                              Industrial        I.R.S. Employer
                                        State or Other Jurisdiction of   Classification Code   Identification No.
   Name of Additional Registrant*        Incorporation or Formation            Number          Identification No.
-------------------------------------   ------------------------------   -------------------   ------------------
Subsidiary Guarantors
General Nutrition Companies, Inc.                Delaware                       5499               04-3056351
General Nutrition Corporation                    Pennsylvania                   5499               25-1124574
General Nutrition Distribution
Company                                          Delaware                       5122               51-0343436

General Nutrition Distribution, L.P.

                                                 Delaware                       5122               23-2946511
General Nutrition Government
Services, Inc.                                   Delaware                       5499               25-1797015
General Nutrition, Incorporated                  Pennsylvania                   5499               25-1027307
General Nutrition Investment
Company                                          Arizona                        6794               51-0313878
General Nutrition International, Inc.

                                                 Delaware                       6794               51-0314976
General Nutrition Sales Corporation

                                                 Arizona                        5499               52-2103619
General Nutrition Systems, Inc.                  Delaware                       5499               51-0393924
GNC (Canada) Holding Company                     Delaware                       5499               25-1787452
GNC Franchising, LLC (f/k/a GNC
Franchising, Inc.)                               Pennsylvania                   6794               25-1560212
GNC, Limited                                     Delaware                       5499               25-1787453
GNC US Delaware, Inc.                            Delaware                       6794               36-4345801
GN Investment, Inc.                              Delaware                       5499               52-2081543
Informed Nutrition, Inc.                         Florida                        5499               52-2005781
Nutra Manufacturing, Inc. (f/k/a                 South Carolina                 2834               52-1456779
Nutricia Manufacturing USA, Inc.)

* Address and telephone number of principal executive offices are the same as General Nutrition Centers, Inc.

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

                  a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Washington, D.C.

                  b) Whether it is authorized to exercise corporate trust powers.

                           Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                           None

ITEMS 3-15                 Items 3-15 are not applicable because to the best of
                           the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

                  1. A copy of the Articles of Association of the Trustee.*

                  2. A copy of the certificate of authority of the Trustee to commence business.*

                  3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

                  4.       A copy of the existing bylaws of the Trustee.*

                  5. A copy of each Indenture referred to in Item 4. Not applicable.

                  6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as
                           Exhibit 6.

                  7. Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th of April, 2004.

                              U.S. BANK NATIONAL ASSOCIATION

                              By: /s/ Frank P. Leslie III
                                  --------------------------------------------
                                  Frank P. Leslie III
                                  Vice President

By: /s/ Richard H. Prokosch
    -----------------------------------
    Richard H. Prokosch
    Vice President

                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 7, 2004

                               U.S. BANK NATIONAL ASSOCIATION

                               By: /s/ Frank P. Leslie III
                                   --------------------------------------------
                                   Frank P. Leslie III
                                   Vice President

By: /s/ Richard H. Prokosch
    -----------------------------------
    Richard H. Prokosch
    Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2003

                                    ($000'S)

                                                                               12/31/2003
                                                                              ------------
ASSETS
     Cash and Due From Depository Institutions                                $  8,631,361
     Federal Reserve Stock                                                               0
     Securities                                                                 42,963,396
     Federal Funds                                                               2,585,353
     Loans & Lease Financing Receivables                                       114,718,888
     Fixed Assets                                                                1,911,662
     Intangible Assets                                                          10,254,736
     Other Assets                                                                8,093,654
                                                                              ------------
         TOTAL ASSETS                                                         $189,159,050

LIABILITIES
     Deposits                                                                 $128,249,183
     Fed Funds                                                                   5,098,404
     Treasury Demand Notes                                                       3,585,132
     Trading Liabilities                                                           213,447
     Other Borrowed Money                                                       21,664,023
     Acceptances                                                                   123,996
     Subordinated Notes and Debentures                                           5,953,524
     Other Liabilities                                                           5,173,011
                                                                              ------------
     TOTAL LIABILITIES                                                        $170,060,720

EQUITY
     Minority Interest in Subsidiaries                                        $  1,002,595
     Common and Preferred Stock                                                     18,200
     Surplus                                                                    11,677,397
     Undivided Profits                                                           6,400,138
                                                                              ------------
         TOTAL EQUITY CAPITAL                                                 $ 19,098,330

TOTAL LIABILITIES AND EQUITY CAPITAL                                          $189,159,050

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Frank P. Leslie III
    ----------------------------------
    Vice President

Date: April 7, 2004